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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-95268, 333-07313, 333-07315, 333-22717, 333-66457, 333-66429
and 333-66455) of Brooks Automation, Inc. of our report dated June 1, 1999, with respect to the financial statements of Smart Machines Inc. appearing in Amendment No. 1 to the Current Report on Form 8-K/A of Brooks Automation, Inc. dated September 29, 1999.

/s/ PricewaterhouseCoopers LLP


PRICEWATERHOUSECOOPERS LLP


San Jose, California
September 29, 1999